Exhibit 99.1

EVI Industries Reports Third Quarter Results Including Record Cash Flows

Achieved Record Revenue and Gross Profits, and a Record $20M in Operating Cash Flows for the Nine-Month Period, Further Strengthened its Balance Sheet, and Increased Investments Across Key Technology Initiatives

Miami, Florida – May 9, 2024 – EVI Industries, Inc. (NYSE American: EVI) announced its operating results for the three- and nine-month periods ended March 31, 2024, including record revenue, gross profit, and operating cash flows for the nine-month period ended March 31, 2024, and record gross margin and operating cash flows for the three-month period ended March 31, 2024. The Company also provided commentary on its results of operations, cash flow and financial position, and investments in furtherance of its technology initiatives. Click here to listen to the Company’s recorded earnings call.

In 2016, EVI commenced the execution of a long-term growth strategy to build the undisputed leader in and around the commercial laundry industry and in doing so, produce attractive returns for its shareholders over the long-term. Since 2016, EVI has established itself as a leader in the highly fragmented North American commercial laundry distribution and service industry. The Company has grown from one business operating from a single location in the state of Florida with thirty-one employees, including ten sales personnel and four service personnel, to twenty-six businesses employing 750 employees, including over 190 sales professionals and over 400 technicians and service support personnel each contributing to the Company’s long-term goals. Since 2016 the thoughtful execution of the Company’s long-term growth strategy has resulted in a compounded annual growth rate in revenue, net income, and adjusted EBITDA of 34%, 16%, and 31%, respectively.

Henry M. Nahmad, EVI’s Chairman and CEO, commented: “We are a long-term focused company with ambitious growth plans. Our confidence is derived from early successes combined with financial strength and wherewithal, the reputation of a knowledgeable and high-quality buyer and builder of businesses, the future impact of promising technologies, and a heavily invested leadership team to guide the Company into the future.”

Nine-Month Results

▪	Revenue increased 1% to a record $263 million
▪	Gross profit increased 3% to a record $77.9 million
▪	Gross margin increased 40 basis-points to a record 29.6% compared to 29.2%
▪	Operating income was $8.0 million compared to $12.5 million
▪	Net income was $3.6 million, or 1.4%, compared to $7.8 million, or 3.0%
▪	Adjusted EBITDA was $16.4 million, or 6.2%, compared to $19.2 million, or 7.4%

Three-Month Results

▪	Revenue decreased 11% to $84.0 million
▪	Gross profit decreased 3% to $25.8 million
▪	Gross margin increased to a record 30.7% compared to 28.3%
▪	Operating income was $2.4 million compared to $4.5 million
▪	Net income was $1.0 million, or 1.1%, compared to $2.8 million, or 2.9%
▪	Adjusted EBITDA was $4.9 million, or 5.9%, compared to $6.7 million, or 7.2%

Other Company Achievements for the Nine-Month Period Ended March 31, 2024

▪	Record operating cash flows of $20 million for the nine-months, a $27 million increase over the prior year
▪	Net debt declined 36% to $18.6 million as of March 31, 2024
▪	New confirmed customer sales order contracts exceeded the value of those fulfilled during the period
▪	Completed one acquisition adding sales and service expertise to the Company’s Northeast Region
▪	Paid a $4.1 million dividend, the largest dividend since the inception of the Company’s buy-and-build strategy

Operating Results

Operating results for the three- and nine-month periods come against the backdrop of record-breaking performance in the comparable periods of the prior fiscal year. The 11% decline in revenue during the third fiscal quarter is primarily attributed to the irregular cadence of industrial revenue and in part to delays in the completion of certain large on-premise laundry customer sales order contracts. Specifically, the third quarter of prior fiscal year included a disproportionately greater amount of industrial revenues derived from a small number of large customer sales order contracts. While the Company generates a recurring base of industrial business, the timing of revenue related to industrial projects is subject to longer sales cycles and complex installations that from time to time are uneven as compared to revenue derived from other commercial laundry categories. It is important to note that excluding the impact of large industrial customer sales order contracts in each of the current and comparable prior year periods, during the third fiscal quarter equipment revenue increased 4.5%, parts revenue increased 5.1%, service revenue increased 13%, and gross margins were 30.7%. These results demonstrate the incremental positive impact derived from the Company’s investment in additional sales professionals and service technicians, which are core to the Company’s long-term market share strategy. Looking forward, the Company expects to benefit from the completion of confirmed sales order contracts contributing to its $100+ million equipment sales backlog.

Given the Company’s long-term objectives and as mentioned in prior releases, the Company is investing heavily in key areas aimed to drive future growth and profitability. Operating results include the total cost and only partial benefit of twenty-one new and additional sales professionals integral to the Company’s sales growth goals. Operating results also include the total cost of thirty-nine new and additional service-related personnel as compared to the same period of prior fiscal year. Finally, operating results include increased investment across key areas of the Company’s technology strategy. While the combination of these investments adversely impacted operating results in the current periods, the Company is incrementally benefiting from these investments in the form of greater sales and service penetration and a 4.0% reduction in support personnel as compared to the prior year periods and expects to benefit more as the Company’s scalable technologies are deployed.

Technology Strategy

In 2020 the Company initiated a comprehensive modernization initiative to transform EVI into a modern, data-driven company capable of continuous outperformance in the digital era. Since 2020, EVI’s technology group has grown significantly, various third-party technology professionals have been retained, and multiple technology initiatives were undertaken to strengthen the Company’s leadership position, accelerate sales and profit growth, increase the speed, convenience and efficiency in serving customers, extend EVI’s reach into new geographies and sales channels, and create scalable operating processes.

EVI’s growing team of technology focused professionals is leading efforts to consolidate business units into end-state Enterprise Resource Planning (ERP) Systems, configuring multiple software, enriching numerous data sets, and building master databases. These initiatives are prerequisites to the efficient utilization of internal applications and to the launch of customer facing technologies aimed to transform the customer experience. While the aggregate cost and expense associated with these, and other modernization initiatives adversely impacts EVI’s financial performance in the near-term, the Company believes these technological capabilities will be a catalyst to achieving the Company’s long-term growth and profitability goals.

Examples of benefits expected to be derived from implemented technologies include:

▪	Business intelligence and data analytics that enable insightful decision-making by managers across the Company.
▪	Digital mobile sales quoting application that empowers sales professionals to deliver instant customer sales order proposals with the benefit of real-time costing, product availability, lead times, installation scheduling, and more.
▪	Streamlined operating processes designed to improve the speed and reduce the cost of doing business.
▪	CRM capabilities designed to improve customer prospecting and communications and increase close rates.

Cash Flows and Financial Strength

Operating cash flow for the nine-month period was a record $20.3 million (a $27 million increase over prior year) and for the third quarter was a record $9.4 million. Strong operating cash flows for the three- and nine-month periods contributed to a 36% decrease in net debt from $28.9 million as of June 30, 2023, to $18.6 million as of March 31, 2024. The Company’s low leverage profile provides more than $120 million of available cash for deployment in connection with the Company’s long-term growth strategy.

This record level of operating cash flows follows the payment of a special cash dividend on the Company’s common stock of $0.28 per share, or $4.1 million in the aggregate, paid during the second quarter of fiscal 2024. EVI aims to uphold its philosophy of sharing increasing amounts of cash flow through higher dividends while maintaining a conservative financial position. Future dividends and increases, if any, will be considered in light of investment opportunities, cash flow, general economic conditions and the Company’s overall financial condition.

Acquisitions

During the nine months ended March 31, 2024, the Company completed the acquisition of ALCO Washer Center, a commercial laundry distributor and service provider. The acquisition strengthens EVI’s leading market share position in the northeast region of the United States.

Mr. Nahmad commented: “We continue to pursue opportunities in connection with the ‘buy’ component of our long-term strategy. We have a financial and strategic team that understands the value of each opportunity, leadership teams with a proven record of achieving growth across acquired businesses, technology teams propelling acquired businesses into the digital era, and functional support teams paving the roads to optimization. As such, we are continuously working to harvest opportunities that we believe will create value across our growing enterprise.”

Important Fundamentals and Growth Drivers

The Company believes that the essential nature of commercial laundry products and continuous demand and growth across all end customer markets of the commercial laundry industry are catalysts for a growing installed base of commercial laundry systems across North America. These systems require advanced planning, thoughtful design, knowledgeable installation, and continuous post-installation services, including the replacement of equipment, parts, and accessories and the performance of maintenance and repair services. EVI’s large and growing sales and service network represents and services a broad range of products sourced from various domestic and international suppliers to support industrial, on-premise, vended, and multi-family customers serving a wide array of end-user categories. The Company believes its fundamentals, financial strength, market strategy, entrepreneurial culture, technology initiatives, and strong supplier relations are important competitive advantages that support the Company’s ability to grow and capture more profitable market share going forward.

EVI’s Core Principles

EVI upholds specific core values and principles for its business, including:

▪	Invest and manage with a long-term perspective
▪	Uphold financial discipline with a view towards ensuring financial strength and flexibility
▪	Respect the entrepreneurs and management teams that join the EVI family
▪	Operate each business as a local business and empower its leaders to make local decisions
▪	Promote an entrepreneurial culture
▪	Instill a growth mindset and culture of continuous improvement
▪	Incentivize and reward performance with equity participation
▪	Establish strong relationships with our OEM partners

Earnings Call and Additional Information

The Company has provided a pre-recorded earnings conference call, including a business update, which can be accessed under “Financial Info” in the “Investors” section of the Company’s website at www.evi-ind.com or by visiting https://ir.evi-ind.com/message-from-the-ceo. For additional information regarding the Company’s results for the three and nine months ended March 31, 2024, please see the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as filed with the Securities and Exchange Commission on or about the date hereof.

Use of Non-GAAP Financial Information

In this press release, EVI discloses the non-GAAP financial measure of adjusted EBITDA, which EVI defines as earnings before interest, taxes, depreciation, amortization, and amortization of share-based compensation. Adjusted EBITDA is determined by adding interest expense, income taxes, depreciation, amortization, and amortization of share-based compensation to net income, as shown in the attached statement of Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Share-based Compensation. EVI considers adjusted EBITDA to be an important indicator of its operating performance. Adjusted EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings, and the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. Adjusted EBITDA should not be considered as an alternative to net income or any other measure of financial performance or liquidity, including cash flow, derived in accordance with GAAP, or to any other method of analyzing EVI’s results as reported under GAAP.

About EVI Industries

EVI Industries, Inc., through its wholly owned subsidiaries, is a value-added distributor and a provider of advisory and technical services. Through its vast sales organization, the Company provides its customers with planning, designing, and consulting services related to their commercial laundry operations. The Company sells and/or leases its customers commercial laundry equipment, specializing in washing, drying, finishing, material handling, water heating, power generation, and water reuse applications. In support of the suite of products it offers, the Company sells related parts and accessories. Additionally, through the Company’s robust network of commercial laundry technicians, the Company provides its customers with installation, maintenance, and repair services. The Company’s customers include retail, commercial, industrial, institutional, and government customers. Purchases made by customers range from parts and accessories to single or multiple units of equipment, to large complex systems as well as the purchase of the Company’s installation, maintenance, and repair services.

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements may relate to, among other things, events, conditions, and trends that may affect the future plans, operations, business, strategies, operating results, financial position and prospects of the Company. Forward looking statements are subject to a number of known and unknown risks and uncertainties that may cause actual results, trends, performance or achievements of the Company, or industry trends and results, to differ materially from the future results, trends, performance or achievements expressed or implied by such forward looking statements. These risks and uncertainties include, among others, those associated with: general economic and business conditions in the United States and other countries where the Company operates or where the Company’s customers and suppliers are located; industry conditions and trends; credit market volatility; risks related to supply chain delays and disruptions and their impact on the Company’s business and results, including the Company’s ability to deliver products and provide services to its customers on a timely basis; risks relating to inflation, including the current inflationary trend, and the impact of inflation on the Company’s costs and its ability to increase the price of its products and services to offset such costs, and on the market for the Company’s products and services; risks related to labor shortages and increases in the costs of labor, and the impact thereof on the Company, including its ability to deliver products, provide services or otherwise meet customers’ expectations; risks associated with international relations and international hostilities and the impact thereof on economic conditions, including supply chain constraints and inflationary trends; risks relating to rising interest rates, including the impact thereof on the cost of the Company’s indebtedness and the Company’s ability to raise capital if deemed necessary or advisable; risks related to the Company’s ability to implement its business and growth strategies and plans, including changes thereto, and the risk that the Company may not be successful in achieving its goals; risks and uncertainties associated with the Company’s ”buy-and-build” growth strategy, including, without limitation, that the Company may not be successful in identifying or consummating, or have the liquidity to or otherwise be financially positioned or able to consummate, acquisitions or other strategic transactions, integration risks, risks related to indebtedness incurred by the Company in connection with the financing of acquisitions, dilution experienced by the Company’s existing stockholders as a result of the issuance of shares of the Company’s common stock in connection with acquisitions, risks related to the business, operations and prospects of acquired businesses, risks that suppliers of the acquired business may not consent to the transaction or otherwise continue its relationship with the acquired business following the transaction and the impact that the loss of any such supplier may have on the results of the Company and the acquired business, risks that the Company’s goals or expectations with respect to acquisitions and other strategic transactions may not be met, and risks related to the accounting for acquisitions; risks related to organic growth initiatives, including that they may not result in the benefits anticipated; risks that the Company’s investments, including in sales and service personnel, technology investments, including in respect of the enterprise resource planning system and field service platform, and investments, in acquired businesses or otherwise in support of growth, and initiatives in furtherance thereof may not result in the benefits anticipated and may result in disruptions to the Company’s operations, expenses in connection with these investments and initiatives may be more costly than anticipated and the implementation of these initiatives may not be completed when expected; the risk that the Company may not successfully launch an e-commerce platform and that any such platform, if launched, may not positively impact the Company or its operating results or financial condition; the risk that the performance of the large industrial contracts delayed during the quarter may not be completed when expected; technology changes; the risk that the Company may not achieve growth consistent with historical levels, at the level expected, or at all; risks relating to the Company’s relationships with its principal suppliers and customers, including concentration risks and the impact of the loss of any such relationship; risks related to the Company’s indebtedness, including that amounts available for borrowing under the Company’s credit facility are subject to the terms and conditions of the facility and, accordingly, the amount of liquidity available to the Company may be less than the amount set forth herein; the availability, terms and deployment of debt and equity capital if needed for expansion or otherwise; the availability and cost of inventory purchased by the Company, and the risk that the sales of inventory subject to purchase orders may not be completed as or when expected, or at all; risks relating to the recognition of revenue, including the amount and timing thereof (including potential delays resulting from, among other circumstances, delays in installation); risks related to the material weakness in the Company’s internal control over financial reporting, the Company’s ability to remediate such weakness in the anticipated timeframe, and the costs incurred in connection therewith; the risk that dividends may not be paid in the future, whether in increasing amounts or at all; risks of cybersecurity threats or incidents, including the potential misappropriation or use of assets or confidential information, corruption of data or operational disruptions; and other economic, competitive, governmental, technological and other risks and factors discussed elsewhere in the Company’s filings with the SEC, including, without limitation, in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023. Many of these risks and factors are beyond the Company’s control. Further, past performance and perceived trends may not be indicative of future results. The Company cautions that the foregoing factors are not exclusive. The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. The Company does not undertake to, and specifically disclaims any obligation to, update, revise or supplement any forward-looking statement, whether as a result of changes in circumstances, new information, subsequent events or otherwise, except as may be required by law.

EVI Industries, Inc.

Condensed Consolidated Results of Operations (in thousands, except per share data)

	Unaudited	Unaudited	Unaudited	Unaudited
	9-Months Ended	9-Months Ended	3-Months Ended	3-Months Ended
	03/31/24	03/31/23	03/31/24	03/31/23

Revenues	$263,417	$260,132	$83,979	$94,066
Cost of Sales	185,533	184,237	58,193	67,488
Gross Profit	77,884	75,895	25,786	26,578
SG&A	69,908	63,403	23,378	22,113
Operating Income	7,976	12,492	2,408	4,465
Interest Expense, net	2,268	1,719	675	717
Income before Income Taxes	5,708	10,773	1,733	3,748
Provision for Income Taxes	2,129	2,952	777	998
Net Income	$3,579	$7,821	$956	$2,750

Net Earnings per Share
Basic	$0.25	$0.55	$0.07	$0.19
Diluted	$0.24	$0.54	$0.06	$0.19

Weighted Average Shares Outstanding
Basic	12,639	12,545	12,677	12,570
Diluted	13,231	12,753	13,153	12,950

EVI Industries, Inc.

Condensed Consolidated Balance Sheets (in thousands, except per share data)

	Unaudited
	03/31/24	06/30/23
Assets
Current assets
Cash and cash equivalents	$3,304	$5,921
Accounts receivable, net	44,848	48,391
Inventories, net	52,870	59,167
Vendor deposits	2,186	2,291
Contract assets	998	1,181
Other current assets	6,228	8,547
Total current assets	110,434	125,498
Equipment and improvements, net	13,699	12,953
Operating lease assets	8,886	8,714
Intangible assets, net	22,548	24,128
Goodwill	74,156	73,388
Other assets	9,586	9,166
Total assets	$239,309	$253,847

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$29,203	$38,730
Accrued employee expenses	10,567	10,724
Customer deposits	29,219	23,296
Contract liabilities	—	668
Current portion of operating lease liabilities	3,272	3,027
Total current liabilities	72,261	76,445
Deferred income taxes, net	5,153	5,023
Long-term operating lease liabilities	6,532	6,554
Long-term debt, net	21,895	34,869
Total liabilities	105,841	122,891

Shareholders' equity
Preferred stock, $1.00 par value	—	—
Common stock, $.025 par value	322	318
Additional paid-in capital	105,469	101,225
Treasury stock	(4,439)	(3,195)
Retained earnings	32,116	32,608
Total shareholders' equity	133,468	130,956
Total liabilities and shareholders' equity	$239,309	$253,847

EVI Industries, Inc.

Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)

	For the nine months ended
	03/31/24	03/31/23
Operating activities:
Net income	$3,579	$7,821
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization	4,492	4,409
Amortization of debt discount	26	21
Provision for bad debt expense	493	523
Non-cash lease expense	51	95
Stock compensation	3,956	2,267
Inventory reserve	257	(723)
Provision for deferred income taxes	130	224
Other	25	(183)
(Increase) decrease in operating assets:
Accounts receivable	3,107	(12,759)
Inventories	6,512	(11,561)
Vendor deposits	105	(429)
Contract assets	183	610
Other assets	1,899	(1,845)
(Decrease) increase in operating liabilities:
Accounts payable and accrued expenses	(9,583)	1,893
Accrued employee expenses	(157)	878
Customer deposits	5,869	1,950
Contract liabilities	(668)	161
Net cash provided (used) by operating activities	20,276	(6,648)

Investing activities:
Capital expenditures	(3,654)	(2,291)
Cash paid for acquisitions, net of cash acquired	(987)	(1,947)
Net cash used by investing activities	(4,641)	(4,238)

Financing activities:
Dividends paid	(4,071)	—
Proceeds from borrowings	49,500	62,000
Debt repayments	(62,500)	(51,000)
Repurchases of common stock in satisfaction of employee tax withholding obligations	(1,244)	(125)
Issuances of common stock under employee stock purchase plan	63	59
Net cash (used) provided by financing activities	(18,252)	10,934
Net (decrease) increase in cash	(2,617)	48
Cash at beginning of period	5,921	3,974
Cash at end of period	$3,304	$4,022

EVI Industries, Inc.

Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)

	For the nine months ended
	03/31/24	03/31/23
Supplemental disclosures of cash flow information:
Cash paid for interest	$2,275	$1,670
Cash paid for income taxes	$4,662	$1,622

Supplemental disclosures of non-cash financing activities:
Common stock issued for acquisitions	$229	$503

The following table reconciles net income, the most comparable GAAP financial measure, to Adjusted EBITDA.

EVI Industries, Inc.

Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Share-based Compensation (in thousands)

	Unaudited	Unaudited	Unaudited	Unaudited
	9-Months Ended	9-Months Ended	3-Months Ended	3-Months Ended
	03/31/24	03/31/23	03/31/24	03/31/23

Net Income	$3,579	$7,821	$956	$2,750
Provision for Income Taxes	2,129	2,952	777	998
Interest Expense, Net	2,268	1,719	675	717
Depreciation and Amortization	4,492	4,409	1,492	1,497
Amortization of Share-based Compensation	3,956	2,267	1,032	785
Adjusted EBITDA	$16,424	$19,168	$4,932	$6,747

EVI Industries, Inc.

4500 Biscayne Blvd., Suite 340

Miami, Florida 33137

(305) 402-9300

Henry M. Nahmad

Chairman and CEO

(305) 402-9300

Craig Ettelman

Director of Finance and Investor Relations

(305) 402-9300

info@evi-ind.com